JOINT FILER INFORMATION


Name:                               Frost Gamma Investments Trust

Address:                            4400 Biscayne Blvd
                                    Miami, FL 33137

Designated Filer:                   Phillip Frost, M.D.

Issuer Name and Ticker Symbol:      OPKO Health, Inc. (OPK)

Date of Earliest Transaction:       February 9, 2009

Relationship to Issuer:             10% Owner



FROST GAMMA INVESTMENTS TRUST

         by:      /s/ Phillip Frost MD, as trustee
                  --------------------------------
                  Phillip Frost, M.D., Trustee